                                                                    Exhibit 99.1

     (1)  In accordance  with  Securities  and Exchange  Commission  Release No.
     34-39538  (January 12,  1998),  this Form 3 is being  jointly  filed by (i)
     Credit Suisse, a Swiss bank (the "Bank"),  on behalf of its subsidiaries to the extent  that they  constitute  the  Investment  Banking  division  (the
     "Investment Banking division"),  the Alternative  Investments business (the
     "AI Business") within the Asset Management  division (the "Asset Management division")  and the U.S.  private client  services  business (the "U.S. PCS
     Business")  within the  Private  Banking  division  (the  "Private  Banking division"),  and (ii) DLJMB HRH VoteCo,  LLC, a Delaware limited  liability company  ("DLJMB  VoteCo"  and  together  with  the  Bank,  the  "Reporting
     Persons").  The  address of the  Bank's  principal  business  and office is
     Uetlibergstrasse  231,  P.O.  Box 900,  CH 8070  Zurich,  Switzerland.  The
     address of the Bank's  principal  business and office in the United  States and DLJMB VoteCo's  principal business and office is Eleven Madison Avenue,
     New York, New York 10010.

          The Bank owns directly a majority of the voting stock,  and all of the non-voting  stock,  of Credit  Suisse  Holdings  (USA),  Inc.,  a  Delaware
     corporation  ("CS  Hldgs  USA  Inc").  The  address  of CS Hldgs  USA Inc's principal  business and office is Eleven Madison Avenue, New York, New York
     10010.  The ultimate  parent  company of the Bank and CS Hldgs USA Inc, and the direct owner of the  remainder of the voting stock of CS Hldgs USA Inc, is Credit Suisse Group, a corporation  formed under the laws of Switzerland
     ("CSG").

          CS Hldgs USA Inc owns all of the voting stock of Credit  Suisse (USA),
     Inc.,  a Delaware  corporation  and  holding  company  ("CS USA Inc").  The address  of the  principal  business  and  office  of CS USA Inc is  Eleven
     Madison Avenue, New York, New York 10010.

          Steven  Rattner,  Neal Pomroy and Ryan Sprott have  constituted  DLJMB
     VoteCo,  which may be deemed to have  beneficial  ownership  of the  voting
     Class A Membership  Interests held by it. DLJ Merchant  Banking IV, L.P., a
     Delaware limited partnership  ("DLJMB IV"), has indirect  dispositive power over the  non-voting  Class B Membership  Interests  held by DLJ MB IV HRH,
     LLC, a Delaware limited liability company ("HRH"), and DLJ Merchant Banking
     Partners IV, L.P. ("MBP IV"). DLJMB IV exercises its investment acquisition and  disposition  power  through  the actions of an  investment  committee, which,  for purposes of disposing of HRH's and MBP IV's  investments in the non-voting Class B Membership, includes Messrs. Rattner, Pomroy and Sprott.
     DLJ  Merchant  Banking,  Inc.,  a Delaware  corporation  ("DLJMB"),  is the general partner of DLJMB IV. Each of Messrs.  Rattner, Pomroy and Sprott is
     an officer of DLJMB.  DLJMB is an indirect  subsidiary of CS Hldgs USA Inc.
     The address of the  principal  business  and office of each of DLJMB IV and
     DLJMB is Eleven Madison Avenue,  New York, New York,  10010. The address of each of Messrs.  Rattner,  Pomroy and Sprott is Eleven Madison Avenue,  New
     York, New York, 10010.

          CSG is a  global  financial  services  company,  active  in all  major financial centers and providing a comprehensive  range of banking products.
     The  Bank is  comprised  of the  Investment  Banking  division,  the  Asset
     Management  division  and the  Private  Banking  division.  The  Investment
     Banking division provides  financial  advisory and capital raising services and sales and trading to  institutional,  corporate and government  clients worldwide.  The Asset  Management  division  provides asset  management and investment  advisory  services  to  institutional,  mutual fund and private investors  worldwide and offers products across a broad range of investment classes,  including alternative  investments.  The Private Banking division offers global private banking and corporate and retail banking  services in
     Switzerland.  CSG's business  address is Paradeplatz 8, P.O. Box 1, CH 8070
     Zurich, Switzerland.

          CSG,  for  purposes  of the  federal  securities  laws,  may be deemed ultimately  to  control  the  Bank  and the  Reporting  Persons.  CSG,  its executive officers and directors,  and its direct and indirect subsidiaries
     (including those subsidiaries that constitute the Asset Management division
     (other  than the AI  Business)  (the  "Traditional  AM  Business")  and the
     Private Banking  division (other than the U.S. PCS Business) (the "Non-U.S.
     PB  Business"))  may  beneficially  own Class A Membership  Interests.  CSG
     disclaims   beneficial  ownership  of  the  Class  A  Membership  Interests beneficially owned by its direct and indirect  subsidiaries,  including the
     Reporting Persons.  Each of the Traditional AM Business and the Non-U.S. PB
     Business  disclaims  beneficial  ownership of Class A Membership  Interests beneficially owned by the Reporting Persons.

     (2)  This amount represents the percentage of Class A Membership  Interests held by DLJMB VoteCo.  DLJMB VoteCo holds 67.5% of the outstanding  Class A
     Membership Interests.